Exhibit 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

In connection with the accompanying Quarterly Report on Form 10-Q of PG&E Gas Transmission, Northwest Corporation for the quarter ended September 30, 2002, I, John R. Cooper, Senior Vice President, Chief Financial Officer and Treasurer of PG&E Gas Transmission, Northwest Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of PG&E Gas Transmission, Northwest Corporation.

Date: November 12, 2002

/S/    JOHN R. COOPER
John R. Cooper
Senior Vice President, Chief Financial Officer and Treasurer